UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2010

Marketing Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On July 26, 2010, Marketing Worldwide Corp. (the “Company”) entered into an Equity Credit Agreement (the “Agreement”) with Southridge Partners II, LP (“Investor”), whereby subject to the terms and conditions of the Agreement, the Company shall issue and sell to the Investor, and the Investor shall purchase up to $5,000,000 of the Company’s common stock for a period up to twenty four months following effectiveness of a registration statement for the Company’s common stock. Under the Agreement, the Company may deliver put notices to require the Investor to purchase common stock up to the lesser of (a) $150,000 or (b) 500% of the average dollar volume for the twenty trading days immediately preceding the put date. The purchase price for each put is 90% of the market price for the Company’s common stock (defined under the Agreement as the average of the lowest two closing bid prices during the five trading days following delivery of a put notice (the “Valuation Period”), subject to adjustment for certain “valuation events,” such as a stock split or issuance of stock lower than the closing bid price currently in effect). The investment amount for each put is subject to adjustment in the event that the closing bid price for any trading day during a Valuation Period falls below a “floor price” of 70% of the average of the closing bid prices for the three trading days ending immediately prior to a put date.

In connection with the Agreement, the Company issued the Investor a warrant (the “Warrant”) to purchase up to 5,000,000 shares of the Company’s common stock at an original exercise price of $.001 or par value, whichever is lower. The Warrant is subject to adjustment for certain events such as such stock dividends and splits or certain dilutive issuances of securities by the Company.

The Company also entered into a Registration Rights Agreement with the Investor for registration of the resale of the shares underlying the Agreement and the Warrant. As set forth above, the Company’s right to make a put under the Agreement is subject to an effective registration statement with the Securities and Exchange Commission covering the resale of the shares. Except as otherwise provided in the transaction documents, the amount of common shares the Investor may purchase under the Agreement or exercise under the warrant, may not be an amount which would cause the Investor’s (and its affiliates) total beneficial ownership of the Company’s common stock to exceed 4.99% of the Company’s outstanding common stock.

Other than with respect to the Agreement, there is no material relationship between the Company and the Investor, or affiliates of either party.

The foregoing is solely a general discussion of these agreements and is qualified by reference to the full text of these agreements, which are attached as exhibits to the Form 8-K filing.

Item 1.02.     Termination of a Material Definitive Agreement

As previously reported, on or about February 17, 2010, the Company entered into an Indirect Primary Offering Agreement and related registration rights agreement (the “Agreement”) with the Crisnic Fund, S.A. (the “Investor”) whereby subject to the terms and conditions set forth in the Agreement, the Investor was to purchase up to $1,500,000 in shares of the Company’s common stock over a twenty-four month period. In connection with this transaction, the Company also issued the Investor 600,000 shares of its restricted common stock and paid a due diligence fee of $5,000 cash. Other than with respect to the Agreement, there is no material relationship between the Company and the Investor, or affiliates of either party.

On July 21, 2010, the Company confirmed termination of the Agreement with the Investor because the Company could not obtain additional funds for due diligence fees. The Investor has agreed to return the 600,000 shares to the Company and has retained the $5,000 initial due diligence fee.

As previously reported, on February 17, 2010, the Company approved an agreement with Big Apple Consulting USA, Inc., a Delaware corporation (“Big Apple”) whereby among other things, Big Apple was to assist and advise the Company in regard to improving investor awareness of the Company and its business in the brokerage community, and provide investor relations and other business consulting services to the Company for a period of six months. The agreement was to automatically renew every six months thereafter unless terminated by the Company. Compensation under the agreement was to be $40,000 monthly, payable in cash or common stock. The Company issued 800,000 restricted shares of its common stock to Big Apple, representing the first and last month’s payment under the agreement. On June 29, 2010, the Company provided notice under the terms of the agreement that the agreement was terminated and is evaluating its options following termination of the agreement. Other than with respect to the agreement, there is no material relationship between the Company and Big Apple, or affiliates of either party.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Equity Credit Agreement with Southridge Partners II, LP disclosed in Item 1.01, the Company issued the Investor the Warrant (as described in Item 1.01 above).

The foregoing securities were issued in reliance upon an exemption from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. The investor is an accredited investor, there was no general solicitation or advertising in connection with the offer or sale of securities, and the securities were issued with a restrictive legend.

Item 5.02.  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On July 20, 2010, the Company appointed Chuck Pinkerton as its Chief Executive Officer under an employment agreement effective for a one year term.

Chuck Pinkerton, age 57, has over 35 years’ experience working with Fortune 500 Corporations within the automotive, petroleum, retail and construction arenas. Within these companies, Mr. Pinkerton has held the positions as Vice President Sales & Marketing, Director of Business Development and Director of Operations and has established relationships with companies such as BP, Amoco, Citgo and others. From 1998 to 2001, in his position as Executive Vice President of Kux Manufacturing Inc., a supplier of automotive products for the US market, he has established longstanding relationships with companies such as Honda, Nissan, GM, Toyota, Ford and Mazda among others. From 2001 through present, he served as President and CEO of Kux Architectural Products and as Director of Business for Engineered Tax Services.

Under the employment agreement with the Company, Mr. Pinkerton will be entitled to $5,000 per month, less withholding as required by law, a signing bonus of 100,000 stock options vesting in equal allocations over one year at an exercise price as of the date of the grant and standard Company medical and vacation benefits. Mr. Pinkerton’s compensation and additional issuances of common stock will also be reevaluated throughout the agreement and adjusted as agreed upon.

There are no arrangements or understandings between Mr. Pinkerton and any other person pursuant to which Mr. Pinkerton was appointed to serve as the Chief Executive Officer of the Company. There are no family relationships between Mr. Pinkerton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A press release announcing Mr. Pinkerton’s appointment is furnished as Exhibit 99.1 to the Form 8-K. Mr. Pinkerton’s employment agreement is attached as Exhibit 10.4 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

10.1   Equity Credit Agreement by and between Marketing Worldwide Corporation and Southridge Partners II, LP dated July 26, 2010
10.2   Registration Rights Agreement dated July 26, 2010 between Marketing Worldwide Corporation and Southridge Partners II, LP
10.3   Warrant issued to Southridge Partners II, LP
10.4   Employment Agreement with Chuck Pinkerton
99.1   Press release re Appointment of Chuck Pinkerton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2010	Marketing Worldwide Corporation

	/s/	Michael Winzkowski
Michael Winzkowski
President

Exhibits

10.1   Equity Credit Agreement by and between Marketing Worldwide Corporation and Southridge Partners II, LP dated July 26, 2010
10.2   Registration Rights Agreement dated July 26, 2010 between Marketing Worldwide Corporation and Southridge Partners II, LP
10.3   Warrant issued to Southridge Partners II, LP
10.4   Employment Agreement with Chuck Pinkerton
99.1   Press release re Appointment of Chuck Pinkerton